Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE GROWS EPS 26%; DELIVERS RECORD ORDERS AND MARGINS

– Revenue Growth of 15.2%; Operating Margin Expands to 14.9%; Backlog Grows 19% to $1.57 Billion –

Princeton, New Jersey, October 19, 2005 – Covance Inc.  (NYSE: CVD) today reported earnings for its third quarter ended September 30, 2005 of $0.49/diluted share and net revenue of $295.4 million.

“In the third quarter, Covance continued to deliver strong financial results with revenue growth of 15.2% and operating margins of 14.9%, leading to another quarter of earnings growth in excess of 25%,” said Joe Herring, Covance’s President and CEO.  “Revenue growth was balanced between our Early Development and Late-Stage Development segments which were up 16.0% and 14.5%, respectively.  Covance’s operating margin increased 60 basis points sequentially to a record high 14.9%, led by exceptionally strong margins in Early Development of 26.1%.  Overall company productivity, as measured by revenue per employee and operating margin per employee, continued to increase on both a year-over-year and sequential basis.  We expect further overall margin expansion to be fueled by economies of scale in our lab-based businesses, faster growth of our more profitable service offerings, and further productivity enhancements through the expansion of our Six Sigma program and technology automation.

“On the business development front, we are very pleased to report record net orders of $368 million in the third quarter, driving a $68 million sequential increase in our backlog.  We continue to see strong demand for outsourced drug development services as our pharmaceutical and biotechnology clients seek more effective methods for bringing new drugs to market.  We intend to capitalize on these positive market dynamics by focusing on operational and service excellence, continuing to invest in our unique integrated service offerings, and further developing strategic client relationships.

“Our strong year-to-date results lead us to increase our 2005 earnings target from at least $1.88 per share to at least $1.91 per share.  In addition, our growing backlog of orders leads us to target 2006 earnings per share of at least $2.30 (excluding the impact of expensing stock options under SFAS 123R), representing Covance’s sixth consecutive year of earnings growth in excess of 20%.”

Consolidated Results

($ in millions except EPS)	3Q05	3Q04	Change	2005 YTD	2004 YTD	Change
Net Revenues	$295.4	$256.3	15.2%	$870.6	$751.6	15.8%
Reimbursable Out-of-Pockets	$11.7	$7.6		$36.7	$22.5
Total Revenues	$307.1	$263.9		$907.3	$774.1

Costs and Expenses	$251.3	$220.2	14.1%	$743.7	$649.4	14.5%
Reimbursable Out-of-Pockets	$11.7	$7.6		$36.7	$22.5
Total Costs and Expenses	$263.0	$227.8		$780.4	$671.9

Operating Income	$44.1	$36.1	22.2%	$126.9	$102.2	24.1%
Operating Margin %	14.9%	14.1%		14.6%	13.6%

Net Income	$31.2	$25.2	24.1%	$89.6	$70.6	26.9%
Diluted EPS	$0.49	$0.39	25.8%	$1.41	$1.09	28.8%

Operating Segment Results

Early Development

The Company’s Early Development segment includes preclinical toxicology, analytical chemistry, and Phase I clinical trial services.  Early Development net revenues for the third quarter of 2005 grew 16.0% to $140.5 million compared to $121.1 million in the third quarter of 2004 on strong performances across the broad portfolio of the segment’s service offerings.  Year-to-date, net revenues grew 15.2% to $411.2 million compared to $357.1 million in the prior year.

Operating income for the third quarter of 2005 increased 26.6% to $36.6 million compared to $28.9 million for the third quarter of last year.  Operating margin for the third quarter of 2005 was an exceptionally strong 26.1% versus 23.9% in the third quarter of the prior year and 24.1% last quarter.  Margins were robust across Early Development service offerings.  Year-to-date, operating margins were 24.9% compared to 23.5% in the prior year.

($ in millions)	3Q05	3Q04	Change	2005 YTD	2004 YTD	Change
Net Revenues	$140.5	$121.1	16.0%	$411.2	$357.1	15.2%
Operating Income	$36.6	$28.9	26.6%	$102.3	$83.8	22.2%
Margin %	26.1%	23.9%		24.9%	23.5%

Late-Stage Development

The Late-Stage Development segment includes central laboratory, Phase II-III clinical development, commercialization services (Phase IV studies and market access services), and cardiac safety services.  Late-Stage Development net revenues for the third quarter of 2005 grew 14.5% to $154.9 million compared to $135.2 million in the third quarter of 2004.  Revenue growth was led by the continued robust performance in central laboratories.  Year-to-date net revenues grew 16.4% to $459.4 million compared to $394.5 million in the prior year.

Operating income for the third quarter of 2005 grew 12.1% to $24.3 million compared to $21.7 million in the third quarter of the prior year.  Operating margin for the third quarter of 2005 was 15.7% versus 16.0% in the third quarter of the prior year.  Strong performances in central laboratories, cardiac safety, and commercialization services were partially offset by clinical development, which was impacted by seasonal softness and increased hiring to service its rapidly growing backlog of new orders.  Year-to-date, operating margins were 16.7% compared to 15.1% in the prior year.

($ in millions)	3Q05	3Q04	Change	2005 YTD	2004 YTD	Change
Net Revenues	$154.9	$135.2	14.5%	$459.4	$394.5	16.4%
Operating Income	$24.3	$21.7	12.1%	$76.8	$59.6	28.9%
Margin %	15.7%	16.0%		16.7%	15.1%

Corporate Information

The Company’s backlog at September 30, 2005 increased to a record $1.57 billion, up 19% from the $1.32 billion reported at this time last year and grew $68 million sequentially from the $1.50 billion on June 30, 2005.

The Company reported cash and cash equivalents of $140.4 million at September 30, 2005 versus $132.5 million at June 30, 2005.

Capital expenditures for the third quarter were $39.4 million and totaled $94.3 million in the first nine months of 2005.  Free cash flow (cash from operations less capital spending) was $8.4 million in the quarter and $5.2 million year to date.  We continue to expect 2005 capital spending to be in the range of $140-$150 million and 2005 free cash flow to be in the range of $20-$30 million.

Net Days Sales Outstanding (DSO) were 63 days at September 30, 2005 versus 60 days at June 30, 2005 and 56 days at September 30, 2004.

The Company’s investor conference call will be webcast on October 20 at 9:00 am EDT.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $1 billion, global operations in 18 countries, and more than 7,000 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss of large contracts, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward looking statement to conform the statement to actual results or changes in the Company’s expectations.

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004

Net revenues	$295,368	$256,334	$870,596	$751,572
Reimbursable out-of-pockets	11,759	7,602	36,726	22,481
Total revenues	307,127	263,936	907,322	774,053

Costs and expenses:
Cost of revenue	194,823	169,254	577,309	497,950
Reimbursed out-of-pocket expenses	11,759	7,602	36,726	22,481
Selling, general and administrative	44,673	39,746	131,299	116,993
Depreciation and amortization	11,758	11,220	35,092	34,411
Total costs and expenses	263,013	227,822	780,426	671,835

Income from operations	44,114	36,114	126,896	102,218

Other (income) expense, net:
Interest income, net	(723)	(681)	(2,710)	(1,425)
Foreign exchange transaction (gain) loss, net	(2)	296	949	714
Other (income) expense, net	(725)	(385)	(1,761)	(711)

Income before taxes and equity investee earnings	44,839	36,499	128,657	102,929

Taxes on income	13,685	11,667	39,444	33,068

Equity investee earnings	78	341	433	776

Net income	$31,232	$25,173	$89,646	$70,637

Basic earnings per share	$0.50	$0.40	$1.43	$1.13

Weighted average shares outstanding - basic	62,498,313	62,407,776	62,586,651	62,505,003

Diluted earnings per share	$0.49	$0.39	$1.41	$1.09

Weighted average shares outstanding - diluted	63,696,805	64,570,014	63,757,590	64,697,286

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2005 and DECEMBER 31, 2004

(Dollars in thousands)

	September 30	December 31
	2005	2004
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$140,400	$177,712
Accounts receivable, net	205,571	178,518
Unbilled services	80,430	63,220
Inventory	42,020	40,999
Deferred income taxes	8,577	8,042
Prepaid expenses and other current assets	49,936	40,463
Total Current Assets	526,934	508,954

Property and equipment, net	368,118	319,747
Goodwill, net	61,325	56,876
Other assets	37,816	39,108
Total Assets	$994,193	$924,685

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$22,924	$24,346
Accrued payroll and benefits	64,070	63,143
Accrued expenses and other current liabilities	38,063	39,722
Unearned revenue	81,369	87,325
Income taxes payable	17,822	4,590
Total Current Liabilities	224,248	219,126

Deferred income taxes	44,290	46,104
Other liabilities	24,876	21,769
Total Liabilities	293,414	286,999

Stockholders’ Equity:
Common stock	715	700
Paid-in capital	339,871	289,952
Retained earnings	582,838	493,192
Cumulative translation adjustment	20,177	41,451
Treasury stock	(242,822)	(187,609)
Total Stockholders’ Equity	700,779	637,686
Total Liabilities and Stockholders’ Equity	$994,193	$924,685

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(Dollars in thousands)

(UNAUDITED)

	Nine Months Ended September 30
	2005	2004
Cash flows from operating activities:
Net income	$89,646	$70,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,092	34,411
Stock issued under employee benefit and stock compensation plans	10,257	8,984
Deferred income tax provision	(2,349)	(2,363)
Other	116	(422)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(24,042)	(4,738)
Unbilled services	(17,210)	(20,067)
Inventory	(964)	2,489
Accounts payable	(1,937)	921
Accrued liabilities	(1,855)	8,382
Unearned revenue	(5,956)	(13,468)
Income taxes payable	23,234	22,176
Other assets and liabilities, net	(4,495)	(13,155)
Net cash provided by operating activities	99,537	93,787

Cash flows from investing activities:
Capital expenditures	(94,338)	(37,623)
Acquisition of businesses	(6,627)	—
Equity method investment	—	(20,741)
Other, net	115	109
Net cash used in investing activities	(100,850)	(58,255)

Cash flows from financing activities:
Stock issued under employee stock purchase and option plans	29,675	49,134
Purchase of treasury stock	(55,213)	(95,287)
Net cash used in financing activities	(25,538)	(46,153)

Effect of exchange rate changes on cash	(10,461)	108

Net change in cash and cash equivalents	(37,312)	(10,513)

Cash and cash equivalents, beginning of period	177,712	171,600

Cash and cash equivalents, end of period	$140,400	$161,087